Exhibit 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 13, 2002, relating to the audited financial statements and financial highlights which appear in the March 31, 2002 Annual Report to Shareholders of PBHG Funds, which is also incorporated by reference in this Registration Statement. We also consent to the reference to us under the headings "Financial Highlights," "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 24, 2002